Exhibit 99.1

XL Fleet

Fireside Chat with Pivotal Investment Corp. II and XL Fleet Conference Call

October 26, 2020

XL Fleet – Fireside Chat with Pivotal Investment Corp. II and XL Fleet Conference Call, October 26, 2020

C O R P O R A T E   P A R T I C I P A N T S

Moderator

Greg Racz, Co-Founder and President, MGG Investment Group

Dimitri Kazarinoff, Chief Executive Officer, XL Fleet

Tod Hynes, Founder & Chief Strategy Officer, XL Fleet

P R E S E N T A T I O N

Moderator

Good afternoon. Thanks everyone for joining today’s investor presentation live Q&A session with the Executive Management teams from both Pivotal Investment Corp. II and XL Fleet.

Presenting today from XL Fleet will be Dimitri Kazarinoff, CEO; and Tod Hynes, Founder & Chief Strategy Officer. And from Pivotal, we have Greg Racz. Greg is the Co-Founder and President of MGG Investment Group. It’s a private investment firm managing long-term committed capital on behalf of leading endowments, foundations, pensions, insurance companies and high net worth investors, broadly.

To start, the teams are going to give a brief presentation overview of the intended combination, and that will be followed by a live Q&A session. All participants can submit questions directly at the bottom of the screen by submitting them through the button.

And with being said, I’m going to turn it over to Greg Racz to begin.

Greg Racz

Okay. Thank you very much, Matt, and for all those joining.

We’re very, very excited to be here and very, very excited to be introducing you to Dimitri and Tod of XL Fleet. We met over a year with a hundred or so potential merger partners looking for the right management team, the right sector, the right business model, and we’re very fortunate when Tod and Dimitri reached out. Tod has a long personal history with our partner, Jon Ledecky, and so when Jon heard the call from Tod that Tod and Dimitri were ready to think about going public, we jumped on it, because of all the things - key management, sector, business model - if you don’t have the right management team it’s never going to work.

So, Tod and Dimitri bring smarts, serious decades of background in auto, EV, energy innovation, and for us it was a clear decision to partner with them to help them continue with their clear plan to build on their leadership position in the commercial fleet electrification.

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XL Fleet – Fireside Chat with Pivotal Investment Corp. II and XL Fleet Conference Call, October 26, 2020

In terms of the sector, I think most folks understand what a rapidly growing opportunity this is and that we believe will last for decades. And then in terms of the business model, what excited us and what I’m very excited for you to hear from Dimitri and Tod directly today of the fact that they are the leaders. Thousands of units on the road with real revenue, real blue chip customers. It’s a very scalable model, asset-light, which you’ll hear, and benefiting from now years of big data know-how and knowledge accumulation that will, we think, give XL Fleet a huge leg up over the coming years and allow them to press their leadership position.

So, with that, we’re very confident the markets will soon start to truly appreciate the leadership position that XL Fleet has and we’re confident will maintain. And with that, please let me turn it over to the CEO, Dimitri Kazarinoff.

Dimitri Kazarinoff

Thanks, Greg. Appreciate that introduction.

And yes, I’ve spent the better part of my more than 30-year career in and around the fleet industry, engineering by background, also have an MBA. I led Eaton’s hybrid business and took it from less than $4 million to over $70 million in 24 months, and that second 12 months was 2009 when every other product line in Eaton shrank.

So, I know how to do this. I’m thrilled to be leading XL. We’ve got a great position in the industry and we continue to bring on some great talent to really enable us to be successful. Some of those folks who helped me succeed at Eaton are now part of XL and we’ve just got a great opportunity and runway ahead of us.

I’ll turn it over to Tod Hynes to tell you all a little bit more about the background of the company and how we got to this point.

Tod Hynes

Thanks, Dimitri. I’m Tod Hynes, the Founder and Chief Strategy Officer for XL Fleet.

I’ll give you a little bit of a personal background. Started my first clean energy company in 2002 which focused on distributed power generation. So worked with a range of technologies, everything from solar, wind, cogeneration, fuel cells, and energy storage. And at the time the economics were quite terrible on most except for wind power. We realized that pretty quickly, focused in on wind, that industry group, about $500 million to $15 billion per year in the U.S. market. So we had a great (inaudible) growth, developed and sold about $500 million worth of wind projects through an energy company. And in 2008, I started teaching a course at MIT called Energy Ventures, and I had the opportunity of advising hundreds of students who went on to start dozens of companies over the years. So it was really on the cutting-edge of energy innovation and really saw commercial fleet electrification as one of the largest opportunities for any energy entrepreneur and started XL with that focus of how to become the largest and really leading fleet electrification company in the world.

So, the way that we do that is really by accelerating fleet electrification with cost-effective systems. So where do the economics make sense? The same thing that cause wind to take off and solar to take off and these other big growth spurts in energy is when you get good financial returns. So, low-cost electric powertrain technologies, how they create a lot of value in the market? The other key thing we identified was commercial fleet’s very fragmented and segmented. So we need to customize these solutions for the various customer applications. Then also providing a comprehensive solution, not just the powertrain and the vehicle, but eventually charging solutions as well as energy supply and making it as easy as possible for commercial fleet customers to electrify their fleets.

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XL Fleet – Fireside Chat with Pivotal Investment Corp. II and XL Fleet Conference Call, October 26, 2020

A big differentiator for us, we’re on the road with major customers and lots of products. Everything you see here, everything from vans, pickups, delivery vehicles, shuttle buses, those are real products, everything with an XL badge, the Class A refuse and Class A tractor are under development for 2022 timeframe.

When we look at the opportunity here, we really look at the new vehicle sales, as well as the energy usage of the commercial fleet, as well as any charging infrastructures, the total market we’re going after. And that globally is over a trillion dollars per year. Those industries take a long time to move. You’re really talking about the intersection of the oil industry, the automotive industry and the grid. Each are massive in their own right, but they take time to move and customers are demanding solutions today. We have a broad range of products right now with those customers. Over 200 customers with over 3,000 systems on the road, well over 130 miles with customers. To put that in perspective, Tesla had about a thousand units deployed and about 4 million customer miles when they went public and that was on the Lotus Elise platform, which they were selling as the Roadster.

So we’re out there with real customers and then we’ve proven ourselves. We’ve been through hurricanes and (inaudible) in some of the leading fleets, and that’s critical for an industry where the reliability is number one. I mentioned cost-effective earlier. Our price point for our hybrid is in the $12,000 to $15,000 range. Our plug-in hybrid is in the $25,000 range. Most solutions in this industry are well north of $30,000, as high as $100,000 or more in many cases; especially if you go all-electric, you can be in the hundreds of thousands of dollars per unit.

The approach we take and to get the product to market is really about leveraging the existing production capacity, how these vehicles are already getting built, which we’ll get into in a little bit. That’s a two-stage manufacturing process and our existing partners already produce over 100,000 units per year. Our production capacity is about 6,000 units per year right now, but that can scale extremely rapidly, which Dimitri will get into. But it’s on the order of about $500,000 for us to get up to 10,000 units and up to 100,000 units per year with a $5 million investment in 18 months; whereas an existing—trying to build an entire factory or a vehicle from the ground up you’re talking about hundreds of millions if not billions of dollars.

The final point here is the long-term opportunity around electrification as a service. That’s where you’re wrapping up the powertrain, the vehicle, the charging infrastructure, the energy supply and making it as easy as possible for the end customer to electrify. So you offer that by the month and by the mile. You take all that complexity off the table and that’s a great way to scale a business. That’s one of the things that drove the expansion of solar power and we see that happening in fleet electrification and there are a massive amount of very large infrastructure investors that want to fund this. So there’s a great opportunity for XL to continue leading and bringing those types of solutions to market.

A quick point on the all-electric landscape. We do have all-electric products in development. We see it as inevitable. We do see all EVs working in certain segments of the market and it’s going to take a multi-decade kind of timeframe before EVs have a big enough—a very large penetration in the industry. And this is from Bloomberg New Energy Finance, by 2040, about 10% of heavy-duty, 20% medium and just under 40% of the light commercial vehicles on the road, and at that time will be EVs, which means that the majority will not. So it’s a huge opportunity to get hybrid and plug-in hybrid products out into the market and where the drive cycles are extremely demanding and are not going to be cost-effective for EVs for sometimes, but XL can then bring in all-electric solutions into those segments where the economics make sense at the right time.

So, leveraging the supply chain, the production, the service, the customer base, the data and everything we’re doing with our hybrid and plug-in hybrid offering to get into all-EV segments at the right time, again, where the economics make sense.

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XL Fleet – Fireside Chat with Pivotal Investment Corp. II and XL Fleet Conference Call, October 26, 2020

Dimitri Kazarinoff

So, Tod mentioned just how fragmented and segmented the commercial vehicle marketplace is. There’s a ton of different types of vehicles, different applications, lots of different customers, and this is why one technology is not going to fit for all those applications overnight. And so, our strategy to provide a portfolio of electrified drivetrain solutions from hybrid to plug-in hybrid, pure EV and even fuel cell electric, will enable us to get the best product to market, faster than anyone else and at a lower cost than anyone else by leveraging our relationships with existing players in the industry. And this is a differentiated strategy and one that we’re very confident is going to continue to allow us to lead in terms of the transformation of the commercial vehicle fleet.

If we quickly look at some of the competition out there, especially that have done similar types of deals recently. We’ve got way more units on the road operating with customers today, more models announced and available and we’ve got more coming at the end of this year and the beginning of next year. We’ve already got established scaled production, a scaled customer base. So, we truly are in the lead here in North America and our position to keep that lead for years to come.

So, Tod mentioned over 130 million customer miles, more than 3,000 systems on the road. Our individual order sizes have been growing rapidly as we’re seeing folks go from trial to actual adoption, and we’ve got a 12 months sales pipeline that now is over $240 million, which we feel is going to support our forecast for next year of $75 million in revenue. We are currently tripling revenue here in the middle of this pandemic, despite some of those challenges and on track for $21 million in revenue in 2020.

Tod Hynes

If you look at the technology that XL’s developed over the last 10 years, it really is an electric powertrain technology. We started with a hybrid product because that’s where the economics made the most sense at the time. Batteries are still very expensive. But the only thing that XL is really focused on is that electric powertrain portion of the hybrid as well as the plug-ins. So we are now on our fourth generation hybrid technology, that’s everything from the battery, motor, inverter, controller, onboard telematics platform. And our second generation plug-in hybrid system, which was able to leverage the technology we developed with the hybrid platform to add a bigger battery, an onboard charger, and we’re going to be launching that second gen system very soon, beginning of 2021.

One of the key points here is it’s not just that electric powertrain; it’s also the ability of evolving it over time. And we were able to incorporate a dual sourced hybrid pack. So we do have a proprietary hybrid, (inaudible) hybrid pack where we really get another source for a hybrid that we were able to get operating in a vehicle in less than a month and through testing and crash testing and into production in less than three months, which is extremely quickly compared to other companies in the market that take years to even get their products to market. So that ability of rapidly evolving the train means we’ll be able to evolve it much more quickly as the technology landscape changes. We’re also able to bring new products to market. We had an OEM approach us and ask us to put our hybrid system in one of their heavy-duty pickups. We did that within a month for a demo unit and its taken about six months to get to production.

So very rapid from a technology development and product evolution perspective.

We also really leveraged the existing production capacity of the industry. Most people don’t realize that almost all commercial vehicles are built in two stages. The base vehicle in this case, a cab chassis is made by the OEM, those vehicles go to companies called upfitters, and they then add the box for the box truck, the Audi (phon) for the shuttle bus, the bucket crane system for a bucket truck, and then those get shipped anywhere in the country to the end customer. And this is all done before the customer takes title.

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XL Fleet – Fireside Chat with Pivotal Investment Corp. II and XL Fleet Conference Call, October 26, 2020

Our systems get added by these upfitters. This is how Ford was able to deploy over 60,000 natural gas commercial vehicles into the U.S. market and we work closely with them to establish a eQVM program to launch electrification units. So, again, XL does not have to double-handle the vehicle, it flows through the existing process. This is how the customers buy the vehicles, this is how the manufacturers build the vehicles and our components will show up at the upfitter as the vehicles are getting built and then shipped to the end customer, again, anywhere in the U.S. or Canada.

We did launch with the hybrid products. So that’s where we have the broadest offering that enables customers to very easily reduce their emissions without having to worry about any operational changes or infrastructure requirements and that’s enabled us to get into the market across the U.S. We’re in about every state except for Alaska at this point. And then we built off that technology to introduce our plug-in offering, which we started in the F150 and the F250. We’re now scaling that up across—all the way up to Class 6. And then the all-electric platform we’ll be introducing initial product in the Class 4 range, Class 6, and then across the board hybrid plug-in and electric will be developed for a Class 8 opportunity. So, that’ll be for the refuse market, other Class 8 applications and we do see a very large opportunity there for fuel cell solutions as well. Again, where the economics make sense, that’s the guiding force for our product roll-out.

Dimitri Kazarinoff

So, fleets today are really looking to implement more sustainable solutions into their operations. The challenge is this is an industry where reliability is paramount. The systems have to work. The vehicles have to be able to accomplish their mission. So, at XL what’s really been propelling our penetration is what I call a triple play value proposition. So we’re delivering net sustainability in terms of significant fuel and emissions savings. We’re delivering reliable operation. The way that the system is architectured and the way we’ve engineered it, it’s highly reliable and we have customers using this system in very demanding applications.

And then lastly, there is a positive financial return. So as Tod mentioned, we have the lowest cost offerings out in the market today, and folks are seeing anywhere from a 50% to 100% return on their premium investment to put our systems on their vehicles and into their operations.

So, this is what’s really driving a lot of our growth and penetration and it’s going to continue to drive that shift from trial to adoption and rapid growth for us over the next couple of years.

Tod mentioned the upfitter approach to installations. The map here shows all the locations across North America, where we have existing upfitters in our network. They’re already delivering more than 100,000 commercial vehicles per year to the end fleets. So we’re leveraging that existing network and we can ramp-up our own preassembly and logistics operation to that 100,000 unit a year level with less than $5 million in investment in less than 18 months.

So, we’ve already got an established business model that’s very scalable. We use a detailed installation process platform that makes sure that everything is done at very high quality and then we also use the telematics system on every one of our units for remote commissioning. So this ensures that the installation was done properly and the system is functioning as it should before it’s delivered to the fleet.

We have a multichannel approach to the market, kind of classic, what’s called a push-pull approach. The pull is direct sales with the end fleets. The push is with various channel partners from the OEMs and the upfitters and fleet management companies. And over the next couple of years, we’re going to be able to really scale our business using the existing products that we already have released. And then as we introduce new product and expand internationally in 2022, that will help to kind of dramatically increase the growth in years three and four.

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XL Fleet – Fireside Chat with Pivotal Investment Corp. II and XL Fleet Conference Call, October 26, 2020

Tod Hynes

One of the first things that we did when we started XL was put data collection devices into customer vehicles and really understand how they’re using them in real world applications to develop our technology. And we’ve built upon those initial steps to create a proprietary analytics platform called XL Link that collects the operational data from the vehicles and use it for everything that Dimitri mentioned from commissioning to service to sales, but also for R&D in order to bring the right technology to market. And that’s where we’ve really been focused over the last 10 years or so. If you look at fleet electrification at a very high level, the limiting factor is the availability of product that is cost-effective, that meets customer needs and is scalable. So that’s where we’ve been able to excel and have a leadership position in the market, whether hybrid and plug-in, and we will be bringing our all-electric product to market in 2022 to expand on that.

Another key piece of the fleet electrification process is making sure that fleets can effectively plug in. And that’s a part of our business which has been in development but will be launching soon. And that’s XL Grid. That provides a comprehensive charging solution for customers, everything from making sure they have the right charging infrastructure to identifying opportunities for onsite storage or power generation to help address power needs. Many fleets have dozens and in many cases hundreds of vehicles at the same facility. That can cause tremendous expense if they don’t charge the vehicles properly or if they have to bring in new power to that building from the utility. You see customers spending millions of dollars to bring in power just to plug in 25 electric vehicles. That’s not cost-effective and not scalable. So you have to do fleet electrification in a coordinated process and XL Grid enables us to offer customers that one-stop shop electrification as a service offering. So not only the vehicles but the charging infrastructure as well as well energy supply because customers want to make sure they’re providing clean electricity to those vehicles as well.

So, again, wrapping up all of these products into an electrification as a service agreement enables us to sell a easy solution to customers, leverage infrastructure investors, but we can also sell all these components to the business on an a la carte basis.

Dimitri Kazarinoff

So any great business idea is only as good as the team that’s executing it. At XL, we’ve got a fantastic team. We’ve brought together some great talent, great depth in terms of experience, both in the technology and the markets not just here in North America, but also globally. I’ve been in and around this industry for, as I said, over 30 years. We’ve got four folks on the leadership team now that have worked with me at other companies. The depth of capability is really differentiated here, and I’m so excited to have this team together to take the resources we’re going to get from this merger and be able to fully execute and fully fund our growth strategy. We’ve got a fantastic Board of Directors, a lot of great advisors, including a lot of significant players in the industry. So, this is one area that really differentiates us from a lot of the competition. Great depth and breadth in terms of experience in the market and experience with the technology.

So, with that, we’ll turn it back over to Matt to go through the Q&A.

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XL Fleet – Fireside Chat with Pivotal Investment Corp. II and XL Fleet Conference Call, October 26, 2020

Moderator

Thanks, Dimitri. Just a reminder, please submit your questions through the Q&A button on the bottom of the screen. And we have a bunch of questions so far. First, I just want to ask for Dimitri and Tod, what made you guys choose Pivotal? What was so attractive for them versus other SPACs?

Tod Hynes

When we were starting to plan our capital raise earlier this year, it was kind of in the midst of COVID, so call it April/May timeframe, and we were looking at a range of different types of financing private rounds that was a possibility, but the SPAC market really started to accelerate in the, call it, April to June timeframe with a number of announced transactions and more so in July. So, we started really looking at SPACs as a really good path given the amount of capital coming into this space and we wanted to be able to move quickly to leverage the leadership position that we already have.

So we had engaged with, discussions with a couple of different SPACs, probably half a dozen or so, and that’s when I reached out to Jon Ledecky more for advice. One of our investors highlighted how we really knew the space and when I got to learn more about Pivotal it really was a great fit. Not only do I have a lot of background with Jon in terms of knowing his expertise and seeing really how he’s got a lot of experience with acquisitions, and he’s bought hundreds of companies over the years, and we see a really good opportunity to leverage some of our funds for corporate development. Unlike other competitors, we’ve got a very good core business here that’s already scaling and the core business is on the path to profitability relatively quickly. So we can use these funds to accelerate technology development and some of the advisors that Pivotal is bringing also help us on that front in terms of innovation.

So really seeing that combination of Jon’s background in acquisitions and some of the combination of innovation and corporate finance, which will all be needed as we execute on the plan.

Moderator

Great. And Greg, I wanted to throw a similar question over to you. I know you mentioned at the opening part of the rationale. What else if anything sticks out for you guys and why you chose XL?

Greg Racz

Sure. I mean, as we always do, having invested billions in many, many scores of companies over the years, we made close to 30 customer calls, expert network type calls and uniformly what we heard was there’s a need for what XL is doing immediately, as Tod said, and that these guys are, as Dimitri said, not only saving money, not only reducing emissions, but they’re reliable. And to I think it was Dimitri’s point, at the end of the day, you have to check all three of those boxes. You can’t be promising something in the future. You need to be able to deliver it today. And we just heard such repeated positive feedback time and again that we just became more and more bullish with each call.

Moderator

Awesome. Great. This is for Tod and Dimitri and I think this will answer a lot of the questions we’re getting. What would you say is differentiated about your business compared to other EV and EV-related companies that have announced similar transactions?

Dimitri Kazarinoff

So, I can jump in on that one, Moderator. As we’ve mentioned, we actually have an established business model. We have a focus on core technology platform and we have an approach that enables us to get our systems to the market with low capital and at a lower cost than any of the competitors. And our focus on that electrified powertrain also enables us to go after a wide range of applications in the industry to really serve more of the market.

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XL Fleet – Fireside Chat with Pivotal Investment Corp. II and XL Fleet Conference Call, October 26, 2020

If you look at the competition that are focused on ground-up, pure EV new vehicles, for example, they’re going to cover a small portion of the commercial vehicle space and it’s going to take them a long time to get that all developed and they’re going to spend a lot of money on not just the powertrain but every other system in the vehicle and the factories that go along with it.

So, we’re working with the existing players in the industry who are also trying to make sure they’re relevant for decades to come, and by doing that, we’re going to help to transform the industry faster and better than anyone else.

Tod Hynes

And just to reiterate, we have over 200 customers, well over 3,000 units on the road and are producing over a hundred units a month. So that’s a pretty big differentiator compared to others in the market.

Moderator

Great. And another question that pulls off of this. What is the risk of competitors trying to replicate what you guys are doing?

Tod Hynes

I’d say one of the challenges that we’ve been able to navigate is that there are a lot of different pieces of technology, of partnerships, of both in-house engineering and working with suppliers and so there’s a lot of different pieces you have to pull together in order to do this and it takes time to do each one of those and it takes—it’s also helpful when you learn, when you have customer data to build off of. So, that 130-plus million miles of customer data gives us a great head start over others. We do have plans (phon) that we’ve developed around how we use real world data to improve controller technology and some IP around integration as well.

So, certain aspects competitors would not be able to replicate and others obviously there’s multiple ways to do this. So there are other ways of getting into the market, but again we’ve got that leadership position established with customers, with suppliers, with installers and a lot of other pieces of the business that you need to succeed.

Moderator

Great. And this one would be for Greg. When do you guys expect the transaction to close? Any update on a more specific timeframe?

Greg Racz

No, we still feel on track for a Q4 closing. We focused first on making sure we filed with the SEC. So that process has started and we’re very focused on closing as promptly as possible and feel we’re very on track for it.

Moderator

Okay, great. Going back to XL, the business. Can you guys go over again, do you manufacture all the parts, components of the systems and what would be the advantage of doing so or not doing so?

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XL Fleet – Fireside Chat with Pivotal Investment Corp. II and XL Fleet Conference Call, October 26, 2020

Dimitri Kazarinoff

So we are a system development and integrator. So we do not do manufacturing of the major components. We source those. We do partner with suppliers to customize the designs of things like batteries and motors to ensure they’re fit for our applications. The benefit of that is twofold. We don’t have to put large amounts of capital into the manufacturing lines and factories to produce those components. And then we also have flexibility to continue to source the most cost-effective and best functioning technology to go into these systems. Where our expertise is is really in the system integration and the application of all that technology to the specific segments of the commercial vehicle fleet.

Moderator

Great. I’ll just cycle through the questions here. Assuming you guys get a large order, could you walk us through how you’re able to orchestrate a rapid installation for say a national customer, assuming it’s straight out of multiple parts of the country?

Dimitri Kazarinoff

Yes. So if you go back to that upfitter network that we talked about, our network of upfitters folks we already have agreements with. They’ve got over a hundred locations around North America with capacity to process large numbers of vehicles. So, basically, we would work with that customer and fleet to understand where they really want the vehicles deployed, who are the upfitters that they normally work with, how many different locations. Normally, those sorts of orders come from the OEMs over a period of time and so we would schedule our systems to go to the right upfitter locations to meet those vehicles as they’re being delivered from the OEMs.

Tod Hynes

One other point to note is that we have been getting increasingly large customer orders. Our largest single order in 2018 was 234 units. Our largest order last year was 350 and our largest order this year is 1,100 units. So, we have been getting increasingly large orders from major fleet customer over the years. So this is something that we’ve already done and we can definitely scale and continue to accelerate with more and more customers who are buying at this size.

Moderator

Great. And do you guys have any plans for an XL Fleet hydrogen fuel cell technology?

Dimitri Kazarinoff

Yes. Actually, we do, and we have a number of folks on our team who’ve done that kind of development in the past and we have relationships with players in the industry that’ll help us to get that type of system to market fairly rapidly. So we’re looking to introduce that in 2022, along with other Class 8 applications, and we’ve got the right technical leadership and the right experience on the team to make it happen.

Tod Hynes

When you look at the use of funds, the core business in the current hybrid and plug-in hybrid offering is really already teed up for profitability and scale so it doesn’t require a huge amount of capital to grow that part of the business. So we do have a significant portion of our budget and use of funds allocated towards all-electric products for Class 4 to 6 as well as the xEV offering in Class 7 and 8. So for a fuel cell, you

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XL Fleet – Fireside Chat with Pivotal Investment Corp. II and XL Fleet Conference Call, October 26, 2020

really do need to go at the larger end of the spectrum in order for the economics to work. So that’s the heavy-duty vehicles as well as the larger medium-duty vehicles, so really Class 6 to 8. But there’s a commonality of components and a platform design that we’re planning for the Class 7 and 8 market. So you have an all-electric base powertrain that can operate a plug-in hybrid that runs off of natural gas or RNG. That same all-electric range plug-in hybrid can also be the base for an all-electric truck or a fuel cell truck.

So we would not develop our own fuel cell technology. There are a number of suppliers globally that we can work with. But we would do the systems integration for that system as well as solve the charging and energy supply in the case of all-electric but also the fueling supply in the case of a hydrogen offering.

So, making that as a service type product we really do think is the right way to go. We’ve got great contacts in the infrastructure investor world, as well as a tremendous number of team members and advisors that have experience with energy infrastructure in addition to automotive which we do think is critical to scale in this industry.

Moderator

Okay. So while we’re on this page, there’s a number of questions in the chat around your PR and marketing plans. I don’t see anything marketing related on this chart. Can you guys address what your plans are and why they are so?

Dimitri Kazarinoff

Yes. So just a couple of quick points there. Part of the increased organization capacity in terms of scaling up the core business to profitability will be to increase sales and marketing resources and I have a lot of experience there in the commercial vehicle industry in terms of marketing. We’ve got a PR and a IR firm already engaged and we have a significant, what I call, downstream marketing capability already in the Company. We will certainly be adding more sort of expert resources around what I call upstream marketing. So market segmentation, really connecting the market to the specific features and functionality is being developed in some of these systems. That’s one of the challenges for the commercial fleet applications, but it’s also an opportunity if you manage it well. There is so much diversity and need for specialization in different applications that you really have to understand how the vehicles are used, what they’re trying to get accomplished, what other equipment is on the vehicle, and then how does this more advanced drivetrain system really provide the most value in that application based on its architecture, its built-in features.

So, for sure, that’s an area that we’re going to put a lot more effort into with some of the funds from the transaction.

Tod Hynes

And in terms of announcements, you definitely have new products coming to market with respect to the next-gen plug-in hybrid, which I mentioned, the additional features mentioned here in terms of onboard power, all-electric Class 4 to 6, and then international expansion, XL Grid, which would fall under the corporate dev bucket here. So there’s a number of stages of the business that we’re going to be rolling out in the coming year or two that we’ll be highlighting the success of our strategy and product offering.

Greg Racz

And this is Greg. I would just add, we fully expect over the next five, six weeks to be more active and more communicative than over the past five weeks when we were more focused on the SEC filing.

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XL Fleet – Fireside Chat with Pivotal Investment Corp. II and XL Fleet Conference Call, October 26, 2020

Moderator

Great. That makes sense. And in terms of customer relationships, is there a plan or can you guys describe the plan for international strategy beyond say North America?

Dimitri Kazarinoff

So, we are working on a number of live opportunities in markets outside North America and, as I mentioned before, the team that we have has a lot of experience selling these types of systems around the world and sourcing components around the world. So, when I was running Eaton’s hybrid business, for example, we did a very significant amount of sales in Asia, in China, in Japan and Taiwan and we also sourced product from that region.

So, we’re going to use some of the funds definitely to go after opportunities. And one of the other aspects of our business model that’s flexible is we’re using the upfitters here in North America but as a system integrator we can also work directly with OEMs around the world. So depending on the nature of the market, the nature of the opportunity, we can be flexible in that regard.

Tod Hynes

Another key aspect for our international strategy is leveraging the existing customers that we have. We already sell to customers that operate on a global basis so we can really pick the markets where there is some inbound interest, there’s a good strategic fit, and we already have customers that are active in those markets so we can build enough momentum and the critical mass needed to really launch in each one of those markets. We also have very large strategic investors who invested in the Company in the earlier rounds. They have a presence on an international basis. So we can leverage the international connections we have with investors, as well as customers to go into those markets.

Moderator

Great. And this one is for Greg. Greg, for the (inaudible) is there a lockup that you could go over for the attendees?

Greg Racz

Sure. There’s a typical lockup that extends post closing. There’s a shelf offering registration statement that we’ll need to get filed, then that extends a couple of months post closing.

Moderator

Great. Let’s see what else we have here. An interesting question. What has been the biggest request or feedback from some of your existing customers?

Tod Hynes

I’d say we have a lot of customers that pulled us into the plug-in market. We launched with a hybrid because the batteries were so expensive back in 2010 and ‘11 timeframe and we wanted to make sure we expanded to all-electric and plug-in at the right time. But we have a lot of customers that just started really pushing for a plug-in and a lot of customers that were buying F150s that wanted that product. So, it wasn’t a product we initially were planning on launching with because we know that Ford’s—when you get down to the—anything that crosses over to the consumer market we do think OEMs are going to go to

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XL Fleet – Fireside Chat with Pivotal Investment Corp. II and XL Fleet Conference Call, October 26, 2020

cells, but there is a crossover point as you get into the commercial fleet market as these vehicles get larger. The OEMs have relied on the upfitter market really for over a hundred years to build these vehicles and so that’s where we see the bigger and longer-term opportunity for XL with plug-in and options is in the, call it, the Class 3 and 4 and up. Same thing with all-electric. That’s why we’re focused in that segment.

So I think the customers really pulled us. Even though we wanted to go there early on, we did wait and just long enough, not too long. But if you—there are plenty of companies that tried to go too early into that offering and those companies are no longer around. So I think we got the right balance of hybrid, plug-in hybrid and since we launched the plug-in we definitely have a lot of customers ask us for charging solutions as well and we have already started selling some charging systems to the customers. We do plan on really building out that part of the business and announcing XL Grid more formally. We’ve announced it in the investor deck and publicly to investors but we haven’t quite fully launched that offering yet. So that’s something big that a lot of customers have been asking for and will be coming out soon.

Moderator

Can you talk about the repair and maintenance side of the business? Is that something you guys are handling in-house? And will it be profitable?

Dimitri Kazarinoff

Yes. So, basically, we have a small service support team in-house, but we’re leveraging our network, both of upfitters and also other service providers, and also dealers that handle these vehicles to do service and repair.

For the most part, our systems are very reliable. We provide warranty on our portion of the system that goes on these vehicles, and because we’re working in cooperation with the OEMs, the OEMs’ warranty on the base engine and transmission on the rest of the vehicle stays intact.

Moderator

See what else we have.

Tod Hynes

Just add an additional comment here. The vehicles can get serviced by their regular service provider. So it’s in-house technicians or third parties for the base vehicle. If there’s issues with our system, those are the ones we handle, but it’s very easy for fleets to adopt our technology from a maintenance perspective.

Dimitri Kazarinoff

I was just going to add. We also use the telematics system on all of our units to do some remote diagnostics to help determine is there really something wrong with our system or is it the rest of the vehicle. So there’s a certain amount of that that we can actually support for the fleet remotely.

Moderator

Great. And here’s a question. In 2023, do you think there’s a risk of it being too far out and that by that time the majority of vehicles will end up being fully electric?

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XL Fleet – Fireside Chat with Pivotal Investment Corp. II and XL Fleet Conference Call, October 26, 2020

Dimitri Kazarinoff

Yes. Two part answer. We’re going to have demo units out late next year or in early 2022 for pure EV and specific applications. We don’t think we’re going to be late to the party. There’s a lot of hype and not a lot of real activity that’s been happening, especially as you get into these heavier vehicles and more customized sorts of applications. Some of the first attempts to put EV systems into these applications. One of them, for example, what’s called a Class 6 refuse truck, basically, the vehicle couldn’t complete the mission. It couldn’t get around and do all the pickups that were needed, the payload capacity wasn’t sufficient, there were just lots of issues. And so, we’re going to ensure that working with our partners we get fit for purpose systems into the market that meet the needs of the application.

We get it right the first time and we’re going to target those applications where there really is real demand where it makes sense. And it’s going to be a long transformation. This is a transformation that’s going to take decades. If you look at China as an example, they just recently revised their national new energy vehicle policy. They had been promoting for the last 10 to 15 years pure EV very heavily and what they’ve realized is that in the commercial vehicle applications that’s simply not practical. And now for 2035, they are targeting 50% of the commercial vehicle fleet to be hybrids.

So, that’s just an example. If you look at some of the recent regulations in California, similarly, they’re out a long way in terms of zero CO2 emissions being required for every vehicle.

Tod Hynes

So I’d just like to add that we are a fleet electrification company and we are currently offering hybrid and plug-in, we’ll eventually quite soon offer all-electric. We will go where the economics make sense and where the market is—the timeframe for when all EV “takes over.” That could be 10 years, 20 years, 30 years out. From our perspective, it doesn’t Moderatorer. When it makes sense we’ll be there. And right now we see a pretty long runway for hybrids and plug-ins just given the demanding real world drive cycle of the commercial fleet market and the economics as far as the total cost of ownership.

Moderator

Great. It looks like we have a few questions looking for you guys to expand more on the charging solutions, the costs, whether or not they’re mobile or could it be in a fixed location?

Tod Hynes

Most of our customers have vehicles that come back to a specific facility every evening. So the primary problem that our customers have is that they’re looking at eventually plugging in a number of vehicles at the same facility, and that causes unique problems. We’ve done some analysis for some major fleets where if they wanted to electrify, I should say to full EV for all their vehicles, they were going to more than double the power demand at the building. So one, that the power physically was not available, and two, it was very expensive to increase the capacity of the building to meet that need.

So, the thought about XL Grid is create a range of charging options. Don’t try and push one specific solution, but push the solutions that make sense for the end customer given how they’re going to be charging their vehicles—and that’s the actual EVSEs themselves, the charging systems for the vehicles—as well as identify opportunities for onsite storage or power generation where appropriate.

So it’s really a broader offering. You have the batteries in the vehicles themselves represent a huge new resource for the grid. If you charge them properly, you can get demand response payments. If you charge them improperly, you’re going to create additional demand charges for that facility. And so, in order to effectively plan for the charging infrastructure and then managing the charging of those vehicles, you

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XL Fleet – Fireside Chat with Pivotal Investment Corp. II and XL Fleet Conference Call, October 26, 2020

really need to understand how the vehicles are operating in the field, and that’s what we’ve built up 130-plus million miles of beta and really understanding how these customers are operating both at XL Link to really guide the electrification strategy for commercial fleets in particular. Not as much as the consumer market. We’re not as focused on a publicly available network. We’re focused on cost effective charging infrastructure and charging management for commercial fleet customers.

Moderator

Great. A question probably for both you guys and Greg to opine on. Can you talk about the market share and the total addressable market that you guys expect to be able to achieve and win (phon)?

Tod Hynes

That’s a really good question. And I just wanted to highlight another point about the when do all EVs take over. I mean, we’re really competing against gasoline and diesel, and less than 1% of commercial fleet vehicles in the U.S. have any level of real electrification in them right now. So, it is extremely early days still in this market. We do see the North American market of about a million vehicles per year. In a normal year right now it’s going to be a lot less because of COVID. But that million vehicles per year is a decent number for the automotive industry. It’s actually small. The big market for the automotive industry is the consumer market, so 15 million, but when you think about even just the Class 8 market, you’re talking about 200,000, maybe 300,000 vehicles per year, they’re using over 20% of the fuel, of the energy for the transportation market in the U.S.

So it’s really combining the vehicle sales as well as the energy usage of those vehicles, and that’s where the commercial fleet market becomes really interesting. You start layering in the charging infrastructure or fueling infrastructure needed to power those vehicles and that number goes up significantly. So the total addressable market when you get to the electrification as a service offering, where you’re wrapping up the vehicle, the charging infrastructure, the power supply, that’s the total addressable market that we really are excited about in the long run. And we have an advantage of getting there because the limiting factor is these plug-in systems in the vehicles to begin with where there just aren’t a lot of options in the market where the economics make sense.

So that global market is over a trillion dollars when you add up the fuel consumption of the commercial fleet, the annual vehicle buy and then you throw in charging infrastructure. If you add other things like the cost of service, electrification can significantly reduce the cost of service for these vehicles. So there’s a really massive opportunity on a global basis for fleet electrification.

Moderator

Got it. If you have time for a couple more questions. How old is the typical vehicle you guys are working on?

Tod Hynes

Good question. I really want to highlight almost all of our sales are on new vehicles as they’re getting manufactured. So these are coming straight out of the factory, going to an upfitter where the body of the vehicle is added in many cases. And so these are what are called upfits that the customer has already taken title, and the vehicle’s on the road with the customer, that’s called a retrofit. And while technically we can do that and we’ve had some big customers that are interested in that and we’ve done some deals with them, almost all of our revenue and all of our projections are often new vehicle sales. But that is a key problem. We see customers with vehicles on the road for 20 years. The average life is kind of 11 years in the U.S. right now. So, there’s a lot of vehicles that have many more years if not decades that they’re going to driving around.

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XL Fleet – Fireside Chat with Pivotal Investment Corp. II and XL Fleet Conference Call, October 26, 2020

So, that does create a bit of a trailing market for us to go after, but again almost all of our sales are in new vehicles, (inaudible) systems around it as the vehicles remain (inaudible)

Moderator

Okay. And could you talk about the relationship with some of the OEMs, like Ford, GM. How are you able to balance both being a partner and also a competitor with them?

Dimitri Kazarinoff

Yes. I can take a crack at this one. I’ve been exposed to a term for a couple of decades now called coopetition, and in the number of areas that the OEMs have actually come to us and asked us to put our systems on to their vehicles. So, some of the more recent offerings on GM platforms that was the case. It’s a very cooperative relationship at this point. They are putting a lot of their energy into, as Tod said, pure EV on high volume consumer applications.

And so, they really don’t have the resources and the priority to be going after hybrid and plug-in hybrid systems on heavier commercial vehicles that are each sort of lower volume and as you get up above Class 3 and to Class 5 and 6, the volumes per unit drop even further. It’s even harder for the OEMs to be able to deal with the very demand that’s going to exist for those units. It’s not going to switch to pure EV overnight. As Tod mentioned, the real competition today is gasoline and diesel. And so we’ve got a very cooperative relationship with the major OEMs and we expect that to continue for years to come.

And then as I mentioned in some of these specialty applications and you get into the heavier vehicles where there are specialty OEMs, a lot of them have never developed their own powertrain in the past. So they’re used to sourcing in powertrain systems, engines, transmissions and the like.

So, we can be flexible in terms of our business model and do the system integration and development and sell those directly to OEMs or specialty body builders as well.

Moderator

Great.

Tod Hynes

OEMs have been working with upfitters for over a hundred years to really service the fragmented and segmented needs of the commercial fleet market. So we do expect them to continue to do that, especially for the larger vehicles, as Dimitri mentioned. So we’re very comfortable in our position of helping them meet the needs of the customers. And then in the Class 8 market, and even in the smaller vehicle market, really working with the end customer to bring the right electrification solution to market based on how they actually use the vehicles.

And so, working with the customer to spec the entire vehicle from the beginning as one way to make sure that we’re providing the best value and then also we’re baked into that offering.

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XL Fleet – Fireside Chat with Pivotal Investment Corp. II and XL Fleet Conference Call, October 26, 2020

Moderator

Great. So, it looks like we’ve run out of time. We’re coming up on the hour here. So I wanted to thank all three of you for joining the panel, for answering all the questions that we got. And again, the replay will be available on the website, and have a great week.

Dimitri Kazarinoff

Thanks, everyone, for participating. Take care.

Tod Hynes

Thank you very much.

Moderator

Thank you.

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